DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                        1933 Act       1940 Act
                                                       Reg. Number   Reg. Number
    AXP Fixed Income Series, Inc.                        2-51586       811-2503
    AXP California Tax-Exempt Trust                      33-5103       811-4646
    AXP Discovery Series, Inc.                           2-72174       811-3178
    AXP Equity Series, Inc.                              2-13188       811-772
    AXP High Yield Income Series, Inc.                   2-86637       811-3848
    AXP Government Income Series, Inc.                   2-96512       811-4260
    AXP Global Series, Inc.                              33-25824      811-5696
    AXP Growth Series, Inc.                              2-38355       811-2111
    AXP High Yield Tax-Exempt Series, Inc.               2-63552       811-2901
    AXP International Series, Inc.                       2-92309       811-4075
    AXP Investment Series, Inc.                          2-11328       811-54
    AXP Managed Series, Inc.                             2-93801       811-4133
    AXP Market Advantage Series, Inc.                    33-30770      811-5897
    AXP Money Market Series, Inc.                        2-54516       811-2591
    AXP Dimensions Series, Inc.                          2-28529       811-1629
    AXP Selected Series, Inc.                            2-93745       811-4132
    AXP Progressive Series, Inc.                         2-30059       811-1714
    AXP Income Series, Inc.                              2-10700       811-499
    AXP Special Tax-Exempt Series Trust                  33-5102       811-4647
    AXP Stock Series, Inc.                               2-11358       811-498
    AXP Strategy Series, Inc.                            2-89288       811-3956
    AXP Tax-Exempt Series, Inc.                          2-57328       811-2686
    AXP Tax-Free Money Series, Inc.                      2-66868       811-3003
    AXP Sector Series, Inc.                              33-20872      811-5522
    AXP Partners Series, Inc.                            333-57852     811-10321
    AXP Partners International Series, Inc.              333-64010     811-10427
    AXP Variable Portfolio-Partners Series, Inc          333-61346     811-10383
    AXP Variable Portfolio-Investment Series, Inc.       2-73115       811-3218
    AXP Variable Portfolio-Managed Series, Inc.          2-96367       811-4252
    AXP Variable Portfolio-Money Market Series, Inc.     2-72584       811-3190
    AXP Variable Portfolio-Income Series, Inc.           2-73113       811-3219

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hereby constitutes and appoints Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 13th day of November, 2002.


/s/ Arne H. Carlson                             /s/ Stephen R. Lewis, Jr.
----------------------------                    ----------------------------
    Arne H. Carlson                                 Stephen R. Lewis, Jr.

                                                /s/ Alan G. Quasha
----------------------------                    ----------------------------
    Philip J. Carroll, Jr.                          Alan G. Quasha

/s/ Livio D. DeSimone                           /s/ Stephen W. Roszell
----------------------------                    ----------------------------
    Livio D. DeSimone                               Stephen W. Roszell

/s/ Barbara H. Fraser                           /s/ Alan K. Simpson
----------------------------                    ----------------------------
    Barbara H. Fraser                               Alan K. Simpson

/s/ Ira D. Hall                                 /s/ Alison Taunton-Rigby
----------------------------                    ----------------------------
    Ira D. Hall                                     Alison Taunton-Rigby

/s/ Heinz F. Hutter                             /s/ William F. Truscott
----------------------------                    ----------------------------
    Heinz F. Hutter                                 William F. Truscott

/s/ Anne P. Jones
----------------------------
    Anne P. Jones